APPENDIX A

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                               SGI INTERNATIONAL

Pursuant to the provisions of the Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST. The name of the corporation is SGI INTERNATIONAL.

SECOND. The following amendments of the Articles of Incorporation were adopted by the Shareholders of the corporation on September 18, 2000, or any adjournment thereof, in the manner prescribed by the Utah Business Corporation
Act:

ARTICLE IV (a) of the Articles of Incorporation will be deleted and in its place and stead the following shall be substituted:

                                   ARTICLE IV

(a) Capital Stock. The Corporation shall have the authority to issue One Hundred Twenty-Five Million (125,000,000) shares of Common Stock, no par value, and Twenty Million (20,000,000) shares of Preferred Stock par value
$0.01 per share. Any stock of the Corporation, which is fully paid, shall not be subject to further call or assessment for any purpose.

THIRD. The number of shares of the Corporation outstanding at the time of such adoption was ______________ and the number of shares entitled to vote thereon was 66,573,809.

FOURTH. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                                   Number
                                 of Shares
Class
Common Capital Stock
No Par Value                    66,573,809

FIFTH. The number of shares voted for and against such amendments was as follows:

                                   Number of Shares Voted

Amendment                          For             Against
Amendment of ARTICLE IV            _______         ________

SIXTH. The number of shares of each class entitled to vote thereon as a class, which voted for and against such amendment, respectively, was:

                       Common Capital Stock. No Par Value

                                     Number of Shares Voted

Amendment                            For            Against
Amendment of ARTICLE IV              ________       ________

SEVENTH. Manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

No Change.

EIGHTH. Manner in which such amendment effects change in the amount of stated capital, and the amount of stated capital, and the amount of stated capital as changed by such amendment are as follows:

No Change.

Dated this _____ day of September 2000.



_________________________________
President



__________________________________
Secretary



STATE OF CALIFORNIA              )
                                 )
COUNTY OF SAN DIEGO              )

On ________________________ before me, ________________________________________
personally appeared John R. Taylor and Michael L. Rose of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.


___________________________________
Notary Public




(Notary's Seal)